Exhibit 4.2

                           CAREERENGINE NETWORK, INC.

                                       AND

                                     _____ ,

                                     TRUSTEE

                                    INDENTURE

                              Dated as of __, 2001

                                   $5,765,000

           12% Convertible Subordinated Debentures due March 31, 2010

                                TABLE OF CONTENTS

Article      Section                 Heading                          Page
-------      -------        --------------------------                ----
    I                       DEFINITIONS AND RULES
                              OF CONSTRUCTION

               1.01         Definitions
               1.02         Other Definitions
               1.03         Rules of Construction


   II                       THE SECURITIES

               2.01         Form and Dating
               2.02         Execution and  Authentication
               2.03         Registrar, Paying  Agent and
                              Conversion Agent
               2.04         Paying Agent to Hold Money in Trust
               2.05         Holder Lists
               2.06         Transfer and Exchange
               2.07         Replacement Securities
               2.08         Outstanding Securities
               2.09         Treasury Securities
               2.10         Temporary Securities
               2.11         Cancellation
               2.12         Defaulted Interest
               2.13         CUSIP Numbers

  III                       REDEMPTION

               3.01         Notices to Trustee
               3.02         Selection of Securities to be Redeemed
               3.03         Notice of Redemption
               3.04         Effect of Notice of  Redemption
               3.05         Deposit of Redemption Price
               3.06         Securities Redeemed in Part

   IV                       COVENANTS

               4.01         Payment of Securities
               4.02         SEC Reports
               4.03         Compliance Certificate
               4.04         Limitation on Dividends;
                              Stock Purchase and
                              Senior Debt

               4.05         Certain Transactions With a
                              Parent and its Affiliates

                                TABLE OF CONTENTS
                                   (Continued)

Article   Section                 Heading                               Page
-------   -------       --------------------------                      ----
  IV        4.06        Miscellaneous Covenants
            4.07        Miscellaneous Representations
                        and Warranties of The Company

            4.08        Limitation of Interest Payments

   V                    SUCCESSORS

            5.01        When Company May Merge, etc.

  VI                    DEFAULTS AND REMEDIES

            6.01        Events of Default
            6.02        Acceleration
            6.03        Other Remedies
            6.04        Waiver of Past  Defaults
            6.05        Control by Majority
            6.06        Limitation on Suits
            6.07        Rights of Holders to Receive Payment
                          or Convert Securities

            6.08        Collection Suit by Trustee
            6.09        Trustee May File Proofs of Claim
            6.10        Priorities
            6.11        Undertaking for Costs

 VII                    TRUSTEE

            7.01        Duties of Trustee
            7.02        Rights of Trustee
            7.03        Individual Rights of Trustee
            7.04        Trustee's Disclaimer
            7.05        Notice of Defaults
            7.06        Reports by Trustee to Holders
            7.07        Compensation and Indemnity
            7.08        Replacement of Trustee
            7.09        Successor Trustee by Merger, etc.
            7.10        Eligibility; Disqualification

VIII                    DISCHARGE OF INDENTURE

            8.01        Termination of Company's Obligations
            8.02        Application of Trust Money
            8.03        Repayment to Company

                                TABLE OF CONTENTS
                                   (Continued)


Article     Section              Heading                               Page
-------     -------      --------------------------                    ----
   IX                    AMENDMENTS

               9.01      Without Consent of Holders
               9.02      With Consent of Holders
               9.03      Revocation and Effect of Consents
               9.04      Notation on or Exchange of Securities
               9.05      Trustee Protected

    X                    CONVERSION

              10.01      Conversion Privilege
              10.02      Conversion Procedure
              10.03      Fractional Shares
              10.04      Taxes on Conversion
              10.05      Adjustment for Change in Capital Stock
              10.06      Adjustment for Certain Issuances of Common Stock
              10.07      Subscription Offerings
              10.08      Other Rights to Acquire Common Stock
              10.09      Current Market Price
              10.10      Minimum Adjustment
              10.11      When Adjustment May Be Deferred
              10.12      Number of Shares
              10.13      When No Adjustment Required
              10.14      Notice of Adjustment
              10.15      Voluntary Reduction
              10.16      Notice of Certain Transactions
              10.17      Reorganization of Company
              10.18      Company Determination Final
              10.19      Trustee's Disclaimer

   XI                    SUBORDINATION

              11.01      Agreement to Subordinate
              11.02      Certain Definitions
              11.03      Liquidation, Dissolution, Bankruptcy
              11.04      Default on Senior Debt
              11.05      Acceleration of Securities
              11.06      When Distribution Must be Paid Over
              11.07      Notice by Company
              11.08      Subrogation
              11.09      Relative Rights

                                TABLE OF CONTENTS
                                   (Continued)


Article     Section                   Heading                            Page
-------     -------       ---------------------------------              ----
  X          11.10        Subordination May Not Be Impaired
                            by Company
             11.11        Distribution or Notice to Representative
             11.12        Rights of Trustee and Paying Agent

  XII                     MISCELLANEOUS

             12.01        Notices
             12.02        Communications by Holders with
                            Other Holders
             12.03        Certificate and Opinion as to
                            Conditions Precedent
             12.04        Statements Required in Certificate
                            or Opinion
             12.05        Rules by Trustee and Agents
             12.06        Legal Holidays
             12.07        No Recourse Against Others
             12.08        Duplicate Originals
             12.09        Miscellaneous
             12.10        Governing Law


SIGNATURES

EXHIBIT A - FORM OF SECURITY

INDENTURE dated as of , __, 2001 between CAREERENGINE NETWORK. INC., a Delaware corporation (the "Company"), , as trustee (the "Trustee").

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 12% Convertible Subordinated Debentures due March 31, 2010 (the "Securities").

                                    ARTICLE I

                      DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.01.  Definitions.
               -----------

     "Affiliate"  means  any  person  directly  or  indirectly   controlling  or
controlled by or under direct or indirect common control with the Company.

     "Agent"   means  any   Registrar,   Paying  Agent,   Conversion   Agent  or
co-registrar.

     "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board.

     "Company" means the party named as such above until a successor replaces it and thereafter means the successor.

     "Default" means any event that is, or after notice or passage of time would be, an Event of Default.

     "Holder" means a person in whose name a Security is registered.

     "Indenture" means this Indenture as amended from time to time.

     "Officers' Certificate" means a certificate signed by two Officers. See Sections 12.03 and 12.04.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. See Sections 12.03 and 12.04.

     "Principal" of a debt security means the principal of the security plus the premium, if any, on the security.

     "SEC" means the Securities and Exchange Commission.

     "Securities" means the Securities described above issued under this Indenture.

     "Subsidiary" means any entity of which at least a majority of the capital stock having ordinary voting power for the election of directors or other governing body of such entity (other than securities having such power only by reason of the happening of a contingency) shall be owned by the Company directly or indirectly through one or more of such Subsidiaries.

     "Trustee" means the party named as such above until a successor replaces it and thereafter means the successor.

     "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

Section 1.02.   Other Definitions.
                -----------------

              Term                                        Defined  in Section
    -----------------------                             ----------------------
     "Bankruptcy Law"                                              6.01
     "Common Stock"                                               10.01
     "Conversion Agent"                                            2.03
     "Current Market Price"                                       10.09
     "CUSIP"                                                       2.13
     "Custodian"                                                   6.01
     "Event of Default"                                            6.01
     "Existing Conversion Price"                                  10.06
     "Indebtedness"                                               11.02
     "Legal Holiday                                               12.06
     "Officer"                                                    12.09
     "Paying Agent"                                                2.03
     "Registrar"                                                   2.03
     "Representative"                                             11.02
     "Senior Debt"                                                11.02
     "U.S. Government Obligations"                                 8.01

Section 1.03.  Rules  of Construction.
               ----------------------

Unless the context otherwise requires (i) a term has the meaning assigned to it;
(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles; (iii) "or" is not exclusive; (iv) words in the singular include the plural, and in the plural include the singular; and (v) provisions apply to successive events and transactions.

                                   ARTICLE II

                                 THE SECURITIES

Section  2.01.  Form and Dating.
                ---------------

The Securities shall be in the form of EXHIBIT A, which is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

Section  2.02.  Execution and Authentication.
                ----------------------------

(a) Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities. If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall be valid nevertheless.

(b) A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture. The Trustee shall authenticate Securities for original issue in the aggregate principal amount stated in paragraph 4 of Exhibit A upon a written order of the Company signed by two officers. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.07. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

Section 2.03.  Registrar, Paying Agent and Conversion Agent.
               --------------------------------------------

The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Securities may be presented for payment (the "Paying Agent") and an office or agency where Securities may be presented for conversion (the "Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term "Paying Agent" includes any additional conversion agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

Section 2.04.  Paying Agent to Hold Money in Trust.
               -----------------------------------

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of Principal of or interest on the Securities, and will notify the Trustee of any default by the Company in making any such payment. If the Company acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so the Paying Agent shall have no further liability for the money.

Section 2.05.  Holder  Lists.
               -------------

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.06.  Transfer and Exchange.
               ---------------------

Where Securities are presented to the Registrar or a co-registrar with a request to register transfer or to exchange them for an equal principal amount of Securities the Trustee shall permit the Registrar or co-registrar to register the transfer or make the exchange if its requirements for such transaction are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities at the Registrar's request. The Company may charge a reasonable fee for any registration of transfer or exchange but not for any exchange pursuant to Sections 2.10, 3.06 or 10.02.

Section 2.07.  Replacement Securities.
               ----------------------

If the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be sufficient in the judgment of both to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security. Every replacement Security is an additional obligation of the Company.

Section 2.08.  Outstanding Securities.
               ----------------------

The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. If Securities are considered paid under
Section 4.01, they cease to be outstanding and interest on them ceases to accrue. A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

Section 2.09.  Treasury Securities.
               -------------------

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

Section 2.10.  Temporary Securities.
               --------------------

Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

Section 2.11.  Cancellation.
               ------------

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment or conversion. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, conversion or cancellation and shall dispose of canceled Securities as the Company directs. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to ARTICLE X.

Section 2.12.  Defaulted Interest.
               ------------------

If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner. It may pay the defaulted interest, plus any interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date. The Company shall fix the record date and payment date. At least 15 days before the record date, the Company shall mail to Holders a notice that states the record date, payment date and amount of interest to be paid.

Section 2.13. CUSIP Numbers.
              -------------
The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                   ARTICLE III

                                   REDEMPTION

Section 3.01.  Notices to Trustee.
               ------------------

If the Company wants to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed at least 50 days before the redemption date. The Trustee may waive this notice.

Section 3.02.  Selection of Securities to be Redeemed.
               --------------------------------------

If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot. The Trustee shall make the selection not more than 75 days before the redemption date from Securities outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them it selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Section 3.03.  Notice of Redemption.
               --------------------

At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder whose Securities are to be redeemed. The notice shall identify the Securities to be redeemed and shall state (i) the redemption date and redemption price; (ii) the conversion price;
(iii) the name and address of the Paying Agent and Conversion Agent; (iv) that Securities called for redemption may be converted at any time before the close of business on the redemption date; (v) that Holders who want to convert Securities must satisfy the requirements in Paragraph 7 of the Securities; (vi) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price; and (vii) that interest on Securities called for redemption ceases to accrue on and after the redemption date. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

Section 3.04.  Effect of Notice of Redemption.
               ------------------------------

Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date at the redemption price.

Section 3.05.  Deposit of Redemption Price.
               ---------------------------

On or before the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date. The Paying Agent shall return to the Company any money not required for that purpose because of conversion of Securities.

Section 3.06.  Securities Redeemed in Part.
               ---------------------------

Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.07.  Redemption By Holder's Estate.
               -----------------------------

Upon the death of a Holder of a Security, the estate of such Holder may require the Company to redeem up to a maximum of $50,000 total value of the Securities owned by such Holder, by delivering to the Company an irrevocable election (a "Death Redemption Election") requiring the Company to make such redemption. The redemption price to be paid will be the principal amount of the Security, plus interest accrued and not previously paid, to the date of redemption. If the redemption price would be greater than $50,000 in the aggregate, the Company only shall be required to redeem such number of Securities that, when taken together with the amount of accrued but unpaid interest thereon, shall equal $50,000. In the event a Security is held jointly by two or more Persons, the Company shall not be required to redeem such Security until each joint holder of such Security has died. Notwithstanding the foregoing sentence, if a Security is held jointly by a husband and wife, such Security shall be subject to the elective redemption provisions of this Section 3.07 upon the death of either spouse. Notwithstanding any of the foregoing, this right of redemption is limited to the initial Holder (the Holder who purchased the Security directly from the Company). No subsequent Security holder will have this right of redemption.

Upon receipt of a Redemption Election, the Company shall designate the Redemption Date for such Security, which Redemption Date shall be no more than thirty days after the Company's receipt of the Redemption Election, and shall pay the Redemption Price to the estate of the Holder in accordance with the provisions set forth in this ARTICLE III.

No interest shall accrue on any Security to be redeemed under this Section 3.07 for any period of time after the Redemption Date for such Security and after the Company has tendered the Redemption Price to the Estate of the Holder or to the Paying Agent, which ever the Company chooses in its sole discretion.

                                   ARTICLE IV

                                    COVENANTS

Section 4.01.  Payment of Securities.
               ----------------------

The Company shall pay the Principal of and interest on the Securities on the dates and in the manner provided in the Securities. Principal and interest shall be considered paid on the date due if the Paying Agent holds on that date money sufficient to pay all Principal and interest then due. The Company shall pay interest on overdue Principal at the rate borne by the Securities. It shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 4.02.  SEC Reports.
               -----------

The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Section 4.03.  Compliance Certificate.
               ----------------------

The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating whether or not the signers know of any Default that occurred during the fiscal year. If they do, the Certificate shall describe the Default and its status. The Certificate need not comply with Section 12.04. See Section 12.09.

Section 4.04.  Limitation on Dividends and Stock Purchase.
               ------------------------------------------

(a) The Company will not declare or pay any cash dividends on, or make any distribution to the holders of, any shares of capital stock of the Company, other than dividends or distributions payable in such capital stock, and neither the Company nor any Subsidiary will purchase, redeem or otherwise acquire or retire for value any shares of capital stock of the Company or warrants or rights to acquire such capital stock if, at the time of such declaration, payment, distribution, purchase, redemption, other acquisition or retirement, an Event of Default shall have occurred and be continuing.

(b) The provisions of this Section 4.04 shall not prevent (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment complied with the provisions hereof, (ii) the retirement of any shares of the Company's capital stock in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary) of, other shares if its capital stock (other than any preferred stock which by its terms must be redeemed by the Company prior to the maturity date of the Securities), and neither such retirement nor the proceeds of any such sale or exchange shall be included in any computation made under this
Section 4.04.

Section 4.05  Certain Transactions With a Parent and its Affiliates.
              -----------------------------------------------------

The Company may not, and it may not permit any Subsidiary to, directly or indirectly, sell (by merger, exchange or otherwise) or lease any property to an Affiliate, make any investment in, or render any service to an Affiliate, or purchase (by merger, exchange or otherwise) or borrow any money from, or make any payment for any service rendered by an Affiliate except (i) any sale or lease of any property, or the rendering of any service to an Affiliate, or any purchase or lease of any property, or any payment for any service rendered, or the making of any agreement to do so, if (A) such transaction is effected in the ordinary course of business and the Board of Directors determines in good faith that the terms thereof are at least as favorable to the Company or its Subsidiary as those which could be, or could reasonably be expected to be, obtained in a similar transaction with an entity other than any of its Affiliates or (B) the terms of such transaction are at least as favorable to the Company or its Subsidiary as those which could be obtained in a similar transaction with an entity other than any of its Affiliates; (ii) any borrowing of money, or the making of any agreement to do so, if the Board of Directors determines in good faith that the terms of such transaction are at least as favorable to the Company or its Subsidiary as those which could be, or could reasonably be expected to be, obtained in a similar transaction with an entity other than any of its Affiliates; (iii) any payment by the Company or any of its Subsidiaries to any of its officers, directors or employees or agreement to do so, if the Board of Directors determines in good faith that the amount to be paid, or to be agreed to be paid, for such service bears a reasonable relationship to the value of such services to the Company or such Subsidiary; or
(iv) any sale to an Affiliate by the Company or a Subsidiary of any capital stock or other securities or other obligations of an Affiliate at a cash sale price not less than the original cost thereof to the Company or such an Affiliate or Subsidiary, as the same may have been reduced from time to time by cash dividends or interest payments thereon or payments of principal thereof received by the Company or such Subsidiary plus interest on such investment, as the same may have been reduced from time to time at a rate not less than the rate borne by the Debentures; but in no event less than current fair market value.

Section 4.06  Miscellaneous Covenants.
              -----------------------

The Company covenants and agrees that from and after the date hereof and until the date of repayment in full of the Principal and Interest it shall comply with the following conditions:

         (i) Maintenance of Existence and Conduct of Business. Except where such actions are not material to the Company's business as a whole, the Company shall, and shall cause each of its material subsidiaries, if any, to (A) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights; and
         (B) continue to conduct its business so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         (ii) Books and Records. The Company shall, and shall cause each of its subsidiaries, if any, to keep adequate books and records of account with respect to its business activities.

         (iii) Insurance. The Company shall, and shall cause each of its material subsidiaries, if any, to maintain insurance policies insuring such risks as are customarily insured against by companies engaged in businesses similar to those operated by the Company or such subsidiaries, as the case may be. All such policies are to be carried with reputable insurance carriers and shall be in such amounts as are customarily insured against by companies with similar assets and properties engaged in a similar business.

         (iv) Compliance with Law. The Company shall, and shall cause each of its material subsidiaries, if any, to comply in all material respects with all federal, state and local laws and regulations applicable to it or such subsidiaries, as the case may be, which if breached would have a material adverse effect on the Company's or such subsidiaries', as the case may be, business or financial condition.

Section 4.07.     Miscellaneous Representations and Warranties of The Company.
                  -----------------------------------------------------------

The Company represents and warrants that it: (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to carry on its business as now conducted and to own its properties and assets it now owns; (ii) is duly qualified or licensed to do business as a foreign corporation in good standing in the jurisdictions in which ownership of property or the conduct of its business requires such qualification except jurisdictions in which the failure to qualify to do business will have no material adverse effect on its business, prospects, operations, properties, assets or condition (financial or otherwise);
(iii) has full power and authority to execute and deliver this Indenture and the debentures, and that the execution and delivery of these agreements will not result in the breach of or default under, with or without the giving of notice and/or the passage of time, any other agreement, arrangement or indenture to which it is a party or by which it may be bound, or the violation of any law, statute, rule, decree, judgment or regulation binding upon it; and (iv) has taken and will take all acts required, including but not limited to authorizing the signatory hereof on its behalf to execute this Indenture and the debentures, so that upon the execution and delivery of thereof, they shall constitute the valid and legally binding obligation of the Company enforceable in accordance with the terms thereof.

Section 4.08.     Limitation of Interest Payments.
                  -------------------------------

Nothing contained in this Indenture or the debentures or in any other agreement between The Company and Holders requires The Company to pay or Holders to accept interest in an amount which would subject Holders to any penalty or forfeiture under applicable law. In no event shall the total of all charges payable under the debentures, whether of interest or of such other charges which may or might be characterized as interest, exceed the maximum rate permitted to be charged under the laws of the State of New York. Should any Holder receive any payment which is or would be in excess of that permitted to be charged under such laws, such payment shall have been and shall be deemed to have been made in error and shall automatically be applied to reduce the Principal outstanding on the Holder's debenture.

                                    ARTICLE V

                                   SUCCESSORS

Section 5.01.  When Company May Merge, etc.
               ---------------------------

The Company shall not consolidate with or merge into, or transfer or lease all or substantially all of its assets to, any person unless (i) the person is a corporation; (ii) the person assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture, except that it need not assume the obligations of the Company as to conversion of Securities if pursuant to Section 10.17 the Company or another person enters into a supplemental indenture obligating it to deliver securities, cash or other assets upon conversion of Securities; and (iii) immediately after the transaction no Default exists. The surviving, transferee or lessee corporation shall be the successor Company, but the predecessor Company in the case of a transfer or lease shall not be released from the obligation to pay the Principal of and interest on the Securities.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.
               ------------------

An "Event of Default" occurs if (i) the Company fails to make any payment of Principal or Interest when due and payable or declared due and payable pursuant to the terms of the Security and such failure shall remain uncured for a period of fifteen (15) days after notice thereof has been given by holders to the Company; (ii) the Company fails at any time to be in material compliance with any of the covenants set forth in sections 4.06,

4.07, 4.08 or 10.04 of the Indenture, or shall fail at any time to be in material compliance with or neglect to perform, keep or observe any of the provisions of the Security or the Indenture to be complied with, performed, kept or observed by the Company and such failure shall remain uncured for a period of thirty (30) days after notice thereof has been given by holders or the Trustee to the Company; (iii) any representation or warranty made in the Security or the Indenture by the Company shall be untrue or incorrect in any material respect as of the date when made or deemed made; (iv) a case or proceeding shall have been commenced against the Company, or any of its material subsidiaries, if any, in a court having competent jurisdiction seeking a decree or order in respect of the Company, or any of its subsidiaries, (A) under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law; (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of the Company, or any of its material subsidiaries, or any of their respective properties; or (C) ordering the winding-up or liquidation of the affairs of the Company, or any of its material subsidiaries, and such case or proceeding shall remain unstayed or undismissed for a period of 90 consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or (v) the Company, or any of its material subsidiaries, if any shall (A) file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law; or (B) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or the taking of possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of the Company, or any of its material subsidiaries, or any of their respective properties.

Section 6.02.  Acceleration.
               ------------

Upon the  occurrence  of an Event of Default  specified in Section 6.01 (iv) and
(v) above, all Principal and interest then remaining unpaid under the Security shall immediately become due and payable without notice. Upon the occurrence of any other Event of Default, the holders of no less than a majority in principal amount of the Securities may thereafter, at their option immediately by notice to the Company, declare all Principal and interest then remaining unpaid under the Security immediately due and payable, whereupon the same shall forthwith mature and become due and payable, without any further notice to the Company and without presentment, demand, protest or notice of protest, all of which are hereby waived by the Company. Upon a declaration of acceleration, the entire Principal and interest then remaining unpaid under the Security shall become immediately due and payable in full plus all reasonable costs and expenses of the collection and enforcement of the Security, including reasonable attorney's fees and expenses, all of which shall be added to the amount due under the Security. The rights, powers, privileges and remedies of a holder pursuant to the terms of the Indenture and the Security are cumulative and not exclusive of any other rights, powers, privileges and remedies which a holder may have under the Indenture, the Security or any other instrument or agreement.

Section 6.03.  Other Remedies.
               --------------

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.  Waiver of Past Defaults.
               -----------------------

The Holders of at least a majority in Principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except a Default in the payment of the Principal of or interest in any Security or a Default under ARTICLE X.

Section 6.05.  Control by Majority.
               -------------------

The Holders of at least a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for and remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of another Holder or would involve the Trustee in personal liability.

Section 6.06.  Limitation  on Suits.
               --------------------

(a) A Holder may pursue a remedy with respect to this Indenture or the Securities only if (i) the Holder gives to the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least a majority in Principal amount of the Securities make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period the Holders of at least a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request.

(b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07.  Rights  of Holders to Receive Payment or Convert Securities.
               -----------------------------------------------------------

(a) Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of Principal of and interest on his Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective due dates, shall not be impaired or affected without the consent of the Holder.

(b) Notwithstanding any other provision of this Indenture, the right of any Holder to bring suit for the enforcement of his right to convert his Security shall not be impaired or affected without the consent of the Holder.

Section 6.08.  Collection Suit by Trustee.
               ---------------------------

If an Event of Default specified in clause 6.01 (a) (i) above occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of Principal and interest remaining unpaid.

Section  6.09.  Trustee  May File Proofs  of Claim.
                ----------------------------------

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property.

Section 6.10.  Priorities.
               ----------

If the Trustee collects any money pursuant to this ARTICLE VI, it shall pay out the money in the following order: first to the Trustee for amounts due under
Section 7.07; second to holders of Senior Debt to the extent required by ARTICLE XI; third to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for Principal and interest, respectively; and fourth to the Company. The Trustee may fix a record date and payment date for any payment to Holders.

Section 6.11.  Undertaking for Costs.
               ---------------------

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by the Trustee, a condition for the institution of such suit shall be the giving by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney's fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

                                   ARTICLE VII

                                     TRUSTEE

Section 7.01.  Duties of Trustee.
               -----------------

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that (i) this paragraph does not limit the effect of Paragraph (b) of this Section 7.01;
(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to Paragraphs (a), (b) and (c) of this Section 7.01.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

Section 7.02.  Rights  of Trustee.
               ------------------

(a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Certificate or Opinion.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

Section 7.03.  Individual Rights  of Trustee.
               -----------------------------

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section  7.04.  Trustee's Disclaimer.
                --------------------

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its authentication.

Section 7.05.  Notice  of Defaults.
               -------------------

If an Event of Default as defined in Section 6.01 occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 7.06.  Reports by Trustee to Holders.
               -----------------------------

Within 60 days after the reporting date stated in Section 12.09, the Trustee shall mail to Holders a brief report dated as of such reporting date that contains the type of information required by Section 313 (a) of the Trust Indenture Act of 1939. A copy of each report at the time of its mailing to Holders shall be filed with each stock exchange on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

Section 7.07.  Compensation and Indemnity.
               --------------------------

(a) The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

(b) The Company shall indemnify the Trustee against any loss or liability incurred by it. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity and the Company shall defend the claim. The Trustee may have separate counsel but the fees and expenses of such counsel shall be borne by the Trustee unless the Company shall not have promptly employed counsel to assume the defense of the claim, in which event such fees and expenses shall be borne by the Company. The Company shall have the right, in its sole discretion, to satisfy or settle any claim for which indemnification has been sought and is available hereunder as long as such satisfaction or settlement is at no cost to the Trustee. The Company need not pay for any settlement made without its consent or reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

(c) To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay Principal and interest on particular Securities. When the Trustee incurs expenses or renders services after an Event of Default specified in clauses 6.01 (a) (iv) or (v) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08.  Replacement  of Trustee.
               -----------------------

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08. The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if (i) the Trustee fails to comply with
Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

(b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(c) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least l0% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d) If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Paragraph 7.07 (c).

Section 7.09.  Successor Trustee  by Merger,  etc.
               ----------------------------------

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.  Eligibility;  Disqualification.
               ------------------------------

This Indenture shall always have a Trustee who shall at all times be a corporation organized and doing business under the laws of the United States or of any State or Territory or of the District of Columbia which is (i) authorized under such laws to exercise corporate trust powers, and (ii) subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority. The Trustee shall always have a combined capital and surplus as stated in Section 12.09. This Indenture shall never have a Trustee that directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company.

                                  ARTICLE VIII

                             DISCHARGE OF INDENTURE

Section 8.01.  Termination  of Company's Obligations.
               -------------------------------------

(a) The Company may terminate all of its obligations under this Indenture if (i) the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption; and (ii) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient to pay principal and interest on the Securities to maturity or redemption, as the case may be. The Company may make the deposit only during the one year period and only if ARTICLE XI permits it. However, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 7.07, 7.08 and 8.03, and in

ARTICLE X, shall survive until the Securities are no longer outstanding. Thereafter the Company's obligations in Section 7.07 and 8.03 shall survive.

(b) After a deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Paragraph (a) above.

(c) In order to have money available on a payment date to pay principal or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

(d) "U.S. Government Obligations" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

Section 8.02.   Application of Trust Money.
               ---------------------------

The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01 above. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Securities. Money and securities so held in trust are not subject to ARTICLE XI.

Section 8.03.  Repayment  to Company.
               ---------------------

The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

                                   ARTICLE IX

                                   AMENDMENTS

Section 9.01.  Without Consent of Holders.
               --------------------------

The Company and the Trustee may amend this Indenture or the Securities without the consent of any Holder to (i) cure any ambiguity, defect or inconsistency;
(ii) comply with Sections 5.01 and 10.17; or (iii) make any change that does not adversely affect the right of any Holder.

Section 9.02.  With Consent of Holders.
               -----------------------

(a) The Company and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least 662/3% in principal amount of the Securities. However, without the consent of each Holder affected, an amendment under this Section 9.02 may not: (i) reduce the amount of Securities whose Holders must consent to an amendment; (ii) reduce the rate of or change the time for payment of interest on any Security; (iii) reduce the Principal of or change the fixed maturity of any Security; (iv) make any Security payable in money other than that stated in the Security; (v) make any change in Sections 6.04 or
6.07 or the second sentence of this Section 9.02; (vi) make any change that adversely affects the right to convert any Security; or (vii) make any change in
ARTICLE XI that adversely affects the rights of any Holder.

(b) An amendment under this Section 9.02 may not make any change that adversely affects the rights under ARTICLE XI of any holder of an issue of Senior Debt unless the holders of the issue pursuant to its terms consent to the change.

(c) Without the consent of any Holders, the Company and the Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture, to provide for uncertificated Debentures in addition to or in place of certificated Debentures (provided that the uncertificated Debentures are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, or in a manner such that the uncertificated Debentures are described in Section 163(f)(2)(B) of the Code), to add guarantees with respect to the Debentures, to secure the Debentures, to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any Holder.

(d) The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

(e) After an amendment under the Indenture becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

Section 9.03.  Revocation and Effect of Consents.
               ---------------------------------

Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04.  Notation on or Exchange of Securities.
               -------------------------------------

The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

Section 9.05.  Trustee  Protected.
               ------------------

The Trustee need not sign any supplemental indenture that adversely affects its rights.

                                    ARTICLE X

                                   CONVERSION

Section 10.01.  Conversion  Privilege.
                ---------------------

A Holder may convert his Security into Common Stock of the Company at any time during the period stated in Paragraph 7 of the Securities. "Common Stock" means Common Stock of the Company as it exists on the date this Indenture is originally signed. The number of shares of Common Stock issuable upon conversion of a Security shall be determined by dividing the principal amount converted by the conversion price in effect on the conversion date. The initial conversion price is stated in Paragraph 7 of the Securities. The conversion price is subject to adjustment. A Holder may convert a portion of a Security if the portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it.

Section 10.02.  Conversion Procedure.
                --------------------

To convert a Security a Holder must satisfy the requirements in Paragraph 7 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date. As soon as practical, the Company shall deliver through the Conversion Agent a certificate for the number of full shares of Common Stock issuable upon the conversion adjusted to account for any fractional share as provided in Section 10.03 below. The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the conversion date. No payment or adjustment will be made for accrued interest on a converted Security. If a Holder converts more than one Security at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of the Securities converted. Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the Holder a new Security equal in Principal amount to the unconverted portion of the Security surrendered. If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday. The Company shall reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Securities. All shares of

Common Stock that may be issued upon conversion of the Securities shall be fully paid and non-assessable. The Company will endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities and will endeavor to list such shares on each national securities exchange on which the Common Stock is then listed.

Section 10.03.  Fractional Shares.
                -----------------

The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead the Company will round any fractional share to the nearest share so that if the fraction is less than 0.5 no share shall be issued and if the fraction is 0.5 or higher the Company shall issue one full share.

Section 10.04.  Taxes on Conversion.
                -------------------

If a Holder converts his Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax that is due because the shares are issued in a name other than his.

Section 10.05.  Adjustment for Change in Capital Stock.
                --------------------------------------

Except as provided in Section 10.17 if the Company shall (i) declare a dividend on its outstanding Common Stock in shares of its capital stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case the conversion privilege and the conversion price in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number and kind of shares which he would have owned immediately following such action if he had converted the Security immediately prior to such action. Such adjustment shall be made successively whenever such event shall occur. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. If after an adjustment a Holder upon conversion of his Security may receive shares of two or more classes of capital stock of the Company, the Company's Board of Directors shall determine, in good faith, the allocation of the adjusted conversion price between the classes of capital stock. After such allocation, the conversion privilege and conversion price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this
ARTICLE X.

Section 10.06. Subscription Offerings.
               ----------------------

In case the Company shall issue rights, options, or warrants to all holders of Common Stock entitling them to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share  (or  having a  conversion  price
per share, in the case of a security convertible into or exchangeable for Common Stock) less than the Current Market Price per share of Common Stock on the record date for the determination of stockholders entitled to receive such rights, then in each such case the conversion price shall be adjusted by multiplying conversion price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable). Such adjustment shall become effective at the close of business on such record date; provided, however, that, to the extent the shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) are not delivered, the conversion price shall be readjusted after the expiration of such rights, options, or warrants (but only as to those Securities which are not converted after such expiration), to the conversion price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) actually issued. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Company's Board of Directors. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

Section 10.07.  Other Rights to Acquire Common Stock.
                ------------------------------------

In case the Company shall distribute to all holders of Common Stock (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness or assets (other than cash dividends or distributions and dividends payable in shares of Common Stock), or options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in Section 10.06 above), then in each such case the conversion price shall be adjusted by multiplying the conversion price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, of which the numerator shall be the Current Market Price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the Company's Board of Directors) of the portion of the evidences of indebtedness or assets so to be distributed, or of such subscription rights, options, or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, applicable to one share, and of which the denominator shall be such Current Market Price per share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of such distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

Section 10.08.  Current Market Price.
                --------------------

For the purpose of any computation under Sections 10.06 and 10.07 above, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days commencing 45 trading days before such date. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or similar organization if NASDAQ is no longer reporting such information, or by the Pink Sheets LLC or similar organization if the Common Stock is not then quoted on an inter-dealer quotation system. If on any such date the Common Stock is not quoted by any such organization, the fair value of the Common Stock on such date, as determined by the Company's Board of Directors, shall be used.

Section 10.09     Action to Permit Valid Issuance of Common Stock.
                  -----------------------------------------------

Before taking any action which would cause an adjustment reducing the conversion price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Debentures, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted conversion price.

Section 10.10.  Minimum Adjustment.
                ------------------

No adjustment in the conversion price shall be required if such adjustment is less than 1% of the then existing conversion price; provided, however, that any adjustments which by reason of this Section 10.10 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this ARTICLE X shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything to the contrary notwithstanding, the Company shall be entitled to make such reductions in the conversion price, in addition to those required by this Section 10.10 as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

Section 10.11.  When Adjustment May Be Deferred.
                -------------------------------

In any case in which this ARTICLE X shall require that an adjustment in the conversion price be made effective as of a record date for a specified event, if a Security shall have been converted after such record date the Company may elect to defer until the occurrence of such event issuing to the Holder of such Security the shares, if any, issuable upon such conversion over and above the shares, if any, issuable upon such conversion on the basis of the conversion price in effect prior to such adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

Section 10.12.  Number of Shares.
                ----------------

Upon each adjustment of the conversion price as a result of the calculations made in Sections 10.05 through 10.07 above, the Securities shall thereafter evidence the right to purchase, at the adjusted conversion price, that number of shares (calculated to the nearest thousandth) obtained by dividing (i) the product obtained by multiplying the number of shares purchasable upon conversion of the Securities prior to adjustment of the number of shares by the conversion price in effect prior to adjustment of the conversion price by (ii) the conversion price in effect after such adjustment of the conversion price.

Section 10.13  When No Adjustment Required.
               ---------------------------

No adjustment need be made for a transaction referred to in Sections 10.05 through 10.07 if Holders are permitted to participate in the transaction on a basis no less favorable than any other party and at a level which would preserve the Holders' percentage equity participation in the Common Stock upon conversion of the Securities. No adjustment need be made for sales of Common Stock pursuant to a Company plan for reinvestment of dividends or interest, the granting of options and/or the exercise of options outstanding under any of the Company's currently existing stock option plans, the exercise of currently existing incentive stock options or incentive stock options which may be granted in the future, or the exercise of any other of the Company's currently outstanding options. No adjustment need be made for a change in the par value or no par value of the Common Stock. If the Securities become convertible solely into cash, no adjustment need be made thereafter. Interest will not accrue on the cash.

Section 10.14.  Notice  of Adjustment.
                ---------------------

Whenever the conversion price is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee a certificate from the Company's Chief Financial Officer briefly stating (i) the facts requiring the adjustment, (ii) the adjusted conversion price and the manner of computing it, and the date on which such adjustment becomes effective. The certificate shall be evidence that the adjustment is correct, absent manifest error.

Section 10.15.  Voluntary  Reduction.
                --------------------

The Company from time to time may reduce the conversion price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period. Whenever the conversion price is reduced, the Company shall mail to Holders a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced conversion price takes effect. The notice shall state the reduced conversion price and the period it will be in effect. A reduction of the conversion price does not change or adjust the conversion price otherwise in effect for purposes of Sections 10.05 through 10.07 above.

Section 10.16.  Notice of Certain Transactions.
                ------------------------------

If (i) the Company takes any action that would require an adjustment in the conversion price pursuant to this ARTICLE X; (ii) the Company takes any action that would require a supplemental indenture pursuant to Section 10.17; or (iii) there is a liquidation or dissolution of the Company, the Company shall mail to Holders a notice stating the proposed record date for a distribution or effective date of a reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

Section 10.17.  Reorganization of Company.
                -------------------------

If the Company is a party to a transaction subject to Section 5.01 or a merger which reclassifies or changes its outstanding Common Stock, the person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an affiliate of the surviving, transferee or lessee corporation, that issuer shall join in the supplemental indenture. The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which he would have owned immediately after the consolidation, merger, transfer or lease if he had converted the Security immediately before the effective date of the transaction. The supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practical to the adjustments provided for in this ARTICLE X. The successor company shall mail to Holders a notice briefly describing the supplemental indenture. If this Section 10.17 applies, Section
10.05 above does not apply.

Section 10.18.  Company  Determination  Final.
                -----------------------------

Any determination that the Company or the Board of Directors must make pursuant to this ARTICLE X shall be conclusive, absent manifest error.

Section 10.19.  Trustee's Disclaimer.
                --------------------

The Trustee has no duty to determine when an adjustment under this ARTICLE X should be made, how it should be made or what it should be. The Trustee has no duty to determine whether any provisions of a supplemental indenture under
Section 10.17 are correct. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this ARTICLE X. Each Conversion Agent other than the Company shall have the same protection under this Section 10.19 as the Trustee.

                                   ARTICLE XI

                                  SUBORDINATION

Section 11.01.  Agreement  to Subordinate.
                -------------------------

The Company agrees, and each Holder by accepting a Security agrees, that the indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this ARTICLE XI, to the prior payment in full of all Senior Debt, and that the subordination is for the benefit of the holders of Senior Debt.

Section 11.02.   Certain Definitions.
                 --------------------

         (a) "Indebtedness" means any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of the borrower or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit, or representing the balance deferred and unpaid of the purchase price of any property or interest therein, except any such balance that constitutes a trade payable, if and to the extent such indebtedness would appear as a liability upon a balance sheet of the borrower prepared on a consolidated basis in accordance with generally accepted accounting principles.

         (b) "Representative" means the indenture trustee or other trustee, agent or representative for an issue of Senior Debt.

         (c) "Senior Debt" means the principal of and premium, if any, and interest (including post-petition interest, if any) on, and any other payment due pursuant to the terms of instruments creating or evidencing Indebtedness of the Company outstanding on the date of this Indenture or Indebtedness thereafter created, incurred, assumed or guaranteed by the Company and all renewals, extensions and refundings thereof, which is payable to banks or other traditional long-term institutional lenders such as insurance companies and pension funds, unless in the instrument creating or evidencing such Indebtedness, it is provided that such Indebtedness is not senior in right of payment to the Securities. Notwithstanding the foregoing, Senior Debt with respect to the Company or any Subsidiary shall not include (i) any Indebtedness of the Company to any subsidiary for money borrowed or advanced from such Subsidiary and (ii) any Indebtedness representing the redemption price of any preferred stock.

         (d) A distribution as referred to in this ARTICLE XI may consist of cash, securities or other property.

Section 11.03.  Liquidation, Dissolution, Bankruptcy.
                ------------------------------------

Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property (i) holders of Senior Debt shall be entitled to receive payment in full in cash of the principal of and interest to the date of payment on the Senior Debt before Holders shall be entitled to receive any payment of principal of or interest on Securities; and (ii) until the Senior Debt is paid in full in cash, any distribution to which Holders would be entitled but for this ARTICLE XI shall be made to holders of Senior Debt as their interest may appear, except that Holders may receive securities that are subordinated to Senior Debt to at least the same extent as the Securities.

Section 11.04.  Default on Senior Debt.
                ----------------------

The Company may not pay principal or interest on the Securities and may not acquire any Securities for cash or property other than capital stock of the Company if (i) a default on Senior Debt occurs and is continuing that permits holders of Senior Debt to accelerate its maturity, and (ii) the default is the subject of judicial proceedings or the Company receives a notice of the default from a person who may give it pursuant to Section 11.12. The Company may resume payments on the Securities and may require them when (A) the default is cured or waived, or (B) 180 days pass after the notice is given if the default is not the subject of judicial proceedings, if this ARTICLE XI otherwise permits the payment or acquisition at that time.

Section 11.05.  Acceleration of Securities.
                --------------------------

If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration. The Company may pay the Securities when 120 days pass after the acceleration occurs if this ARTICLE XI permits the payment at that time.

Section 11.06.  When Distribution Must be Paid over.
                -----------------------------------

If a distribution is made to Holders that because of this ARTICLE XI should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Debt and pay it over to them as their interests may appear.

Section 11.07.  Notice by Company.
                -----------------

The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of principal or interest on the Securities to violate this ARTICLE XI.

Section 11.08.  Subrogation.
                -----------

After all Senior Debt is paid in full and until the Securities are paid in full, Holders shall be subrogated to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt. A distribution made under this ARTICLE XI to holders of Senior Debt which otherwise would have been made to the Holders is not, as between the Company and Holders, a payment by the Company on Senior Debt.

Section 11.09.  Relative Rights.
                ---------------

This ARTICLE XI defines the relative rights of the Holders and holders of Senior Debt. Nothing in this Indenture shall (i) impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay principal and interest on the Securities in accordance with their terms;
(ii) affect the relative rights of the Holders and creditors of the Company other than holders of Senior Debt; or (iii) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to the HoIders. If the Company fails because of this ARTICLE XI to pay principal or interest on a Security on the due date, the failure is still a Default.

Section 11.10.  Subordination May Not be Impaired by Company.
                --------------------------------------------

No rights of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

Section 11.11.  Distribution  or Notice  to Representative.
                ------------------------------------------

Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

Section 11.12.  Rights of Trustee and Paying Agent.
                ----------------------------------

The Trustee or Paying agent may continue to make payments on the Securities until it receives notice satisfactory to it that payments may not be made under this ARTICLE XI. The Company, an Agent, a Representative or a holder of Senior Debt may give the notice. If an issue of Senior Debt has a Representative, only the Representative may give the Notice. The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

                                   ARTICLE XII

                                  MISCELLANEOUS

Section 12.01.  Notices.
                -------

Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail to the other's address stated in Section 12.9. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.02.  Communications by Holders with Other Holders.
                --------------------------------------------

The Trustee, within five business days after receipt of a written application by any three or more Holders stating that they desire to communicate with other Holders with respect to their rights under the Indenture or Securities, and accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, and by reasonable proof that each such applicant has owned his Securities for a period of at least six months preceding the date of such application, shall inform such applicants as to the approximate number of Holders and the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application. The Trustee shall, upon the written request of such applicants, mail to all Holders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment of the reasonable expenses of such mailing, unless within five days after such tender, the Trustee shall determine, in good faith, that such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law.

Section 12.03.  Certificate and Opinion as to Conditions Precedent.
                --------------------------------------------------

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and (ii) an Opinion of Counsel stating that in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.04.  Statements Required in Certificate or Opinion.
                ---------------------------------------------

Each Certificate or Opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include (i) a statement that the person making such Certificate or Opinion has read such covenant or condition;
(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Certificate or Opinion are based; (iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 12.05.  Rules by Trustee and Agents.
                ---------------------------

The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.06.  Legal  Holidays.
                ---------------

A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 12.07.  No Recourse Against Others.
                --------------------------

All liability described in the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.

Section 12.08.  Duplicate Originals.
                -------------------

The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

Section 12.09.   Miscellaneous.
                 -------------

         (a) "Officer" means the President, any Vice-President, the Treasurer or the Secretary of the Company.

         (b) The Trustee shall initially serve as authenticating agent. The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent.

         (c) The first certificate pursuant to Section 4.03 shall be for the fiscal year ending on December 31, 2001.

         (d) The reporting date for Section 7.06 is November 15 of each year. The first reporting date is April 15, 2001.

         (e) The Trustee, and any successor Trustee, shall always have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition.

         (f) The Company's address is:

         CareerEngine Network, Inc.
         Two World Trade center
         Suite 2112
         New York, New York 10048-0203

         The Trustee's address is:

Section 12.10.  Governing  Law.
                --------------

This Indenture and the Securities will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

                                    SIGNATURES

Dated:                              CAREERENGINE NETWORK, INC.
      ---------------------


                                    By
                                       ----------------------------------------
                                       George W. Benoit, President

Attest:


Anthony S. Conigliaro, Secretary                   [SEAL]



Dated:
      ---------------------


                                    By
                                        ----------------------------------------


Attest:

                                    EXHIBIT A

No: ___                                            $
                                                   -----------------



CAREERENGINE  NETWORK,  INC.,  a  Delaware  corporation,   promises  to  pay  to
____________________________________________    or   registered   assigns,   the
principal of _______________________________________ Dollars on March 31, 2010.


              12% Convertible Subordinated Debenture due March 31, 2010 Interest Payment Dates: January 1, April 1, July 1 and October 1 Record Dates: December 15, March 15, June 15 and September 15



Dated:  __,  2001


Authenticated

                  [TRUSTEE]                   CAREERENGINE
         ---------------------------            NETWORK, INC.

By                                              By
         ---------------------------               ----------------------------
         Authorized Officer                            Authorized Officer



                                                            [SEAL]

                           CAREERENGINE NETWORK, INC.

            12% Convertible Subordinated Debenture Due March 31, 2010

1. Interest. CareerEngine Network, Inc. (the "Company"), a Delaware corporation, promises to pay interest on the principal amount of this debenture (the "Security" or the "Debenture") at the rate per annum shown above. The Company will pay interest quarterly, in arrears, on January 1, April 1, July 1 and October 1 of each year commencing July 1, 2001. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the day of delivery of the Debentures. Interest will be computed on the basis of a 360-day year of twelve 30 day months.

2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities (the "Holders") at the close of business on the 15th day of the month next preceding the interest payment date even though Securities are canceled after the record date and on or before the interest payment date, except in connection with a redemption. Holders must surrender Securities to a Paying Agent to collect Principal payments. The Company will pay Principal and interest in money of the United States that at the time of payment is legal tender for the payment of public and private debts. However, the Company may pay Principal and interest by its check payable in such money. It may mail an interest check to a Holder's registered address.

3. Paying Agent, Registrar, Conversion Agent. Initially, ___ (the "Trustee"), will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar, Conversion Agent or co-registrar without notice. The Company may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

4. Indenture. The Company issued the Securities under an Indenture dated as of __, 2001 (the "Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. The Securities are unsecured general obligations of the Company limited to $ 5,765,000 in aggregate principal amount.

5. Redemption. From time to time after the date hereof, the Company may redeem all or part of the Securities at 100% of Principal amount, plus accrued interest to the redemption date if the closing price of the Common Stock equals or exceeds 2.154 times the then conversion price for a period of 20 consecutive trading days ending three trading days prior to the notice of redemption referred to in Paragraph 6 below. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or similar organization if

NASDAQ is no longer reporting such information, or by the Pink Sheets LLC or similar organization if the Common Stock is not then quoted on an inter-dealer quotation system.

6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. On and after the redemption date interest ceases to accrue on Securities or portions of them called for redemption.

7.       Conversion.

         (a) A Holder may convert all or a portion (as defined below) of the principal amount of his Security outstanding at the time such conversion is effected into Common Stock of the Company ("Common Stock") at any time after the date hereof and before the close of business on the earlier of March 31, 2010 or the date that principal and interest under this Debenture has been paid in full. If the Security is called for redemption, the Holder may convert it at any time before the close of business on the redemption date. The initial conversion price is $2.00 per share, subject to adjustment in certain events. To determine the number of shares issuable upon conversion of a Security, divide the principal amount converted by the conversion price in effect on the conversion date. On conversion no payment or adjustment for accrued and unpaid interest will be made. All such interest will be forfeited. The Company will round to the nearest share for any fractional share so that if the fraction is less than 0.5 no share shall be issued and if the fraction is 0.5 or higher the Company shall issue one full share.

         (b) To convert a Security a Holder must (i) complete and sign the conversion notice on the back of the Security; (ii) surrender the Security to a Conversion Agent; (iii) furnish appropriate endorsements and transfer documents, if required by the Registrar or Conversion Agent; and (iv) if required, pay any transfer or similar tax if the Holder requests that the Common Stock to be registered in a name other than his upon conversion. A Holder may convert a portion of a Security if the portion is $1,000 or a whole multiple of $1,000.

         (c)  The   conversion   price  will  be  adjusted   for   dividends  or
distributions on Common Stock payable in Company Stock; subdivisions, combinations or certain reclassifications of Common Stock; certain issuances of Common Stock at less than the then Current Market Value; or distributions of assets or debt securities of the Company. However, no adjustment will be made if Holders may participate in the transaction or in certain other cases.

         (d) If the Company is a party to a consolidation or merger or a transfer or lease of all or substantially all of its assets, the right to convert a Security into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another entity.

8. Subordination. The Securities are subordinated to Senior Debt, which is the principal of and premium, if any, and interest (including post-petition interest, if any) on, and any other payment due pursuant to the terms of instruments creating or evidencing Indebtedness of the Company outstanding on the date of this Indenture or Indebtedness thereafter created, incurred, assumed or guaranteed by the Company and all renewals, extensions and refundings thereof, which is payable to banks or other traditional long-term institutional lenders such as insurance companies and pension funds, unless in the instrument creating or evidencing such Indebtedness, it is provided that such Indebtedness is not senior in right of payment to the Securities. Notwithstanding the foregoing, Senior Debt with respect to the Company or any Subsidiary shall not include (i) any Indebtedness of the Company to any Subsidiary for money borrowed or advanced from such Subsidiary and (ii) any Indebtedness representing the redemption price of any preferred stock. "Indebtedness," as applied to any entity means any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such entity or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit, or representing the balance deferred and unpaid of the purchase price of any property or interest therein, except any such balance that constitutes a trade payable, if and to the extent that such indebtedness would appear as a liability upon a balance sheet of such entity prepared on a consolidated basis in accordance with generally accepted accounting principles. To the extent provided in the Indenture, Senior Debt must be paid before the Securities may be paid. The Company agrees to the subordination and authorizes the Trustee to give it effect.

9. Denomination, Transfer and Exchange. The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed. The Securities are not separable from the Units of which they are a part, and may not be transferred separately until six months from the effective date of the registration statement in which these Securities were registered unless the Company and the underwriter agree that the Securities can be separated and traded separately on an earlier date.

10. Persons Deemed Owners. The registered holder of a Security may be treated as its owner for all purposes.

11. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the Holders of at least 66 2/3% in principal amount of the Securities. Without the consent of any Holder, the Indenture or the Securities may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Holders or to make any change that does not adversely affect the rights of any Holders.

12. Defaults and Remedies. Each of the following occurrences constitutes an Event of Default: (i) failure by the Company to pay principal or interest on the Securities when due and such failure shall remain uncured for a period of fifteen (15) days after notice thereof has been given to the Company by holders;
(ii) failure by the Company to comply with any of its other material agreements in the Indenture or the Securities and such failure shall remain uncured for a period of thirty (30) days after notice thereof has been given by holders or the Trustee to the Company; (iii) any representation or warranty made in the Security or the Indenture by the Company shall be untrue or incorrect in any material respect as of the date when made or deemed made and (iv) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holder of at least a majority in Principal amount of the Securities may declare all of the Securities to be due and payable immediately. Notwithstanding the foregoing, a default under clause (i), (ii) or (ii) above is not an Event of Default until the Trustee or the Holders of at least a majority in Principal amount of the Securities notify the Company of the Default. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in Principal amount of the Securities may direct the Trustee in its exercise of any trust power. The Trustee may withhold from Holders notice of any continuing default (except a default in the payment of Principal or interest) if it determines that withholding notice is in their interest. The Company must furnish an annual compliance certificate to the Trustee.

13. Trustee Dealings with the Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

14. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based thereon, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent appointed by the Trustee.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM ("tenants in common"), TEN ENT ("tenants by the entireties"), JT TEN ("joint tenants with right of survivorship and not as tenants in common"), CUST ("Custodian"), and U/G/M/A ("Uniform Gifts to Minors Act").

17. CUSIP Numbers. The Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, which has in it the text of this Security in larger type. Requests may be made to: Secretary, CareerEngine Network, Inc., Two world Trade Center, Suite 2112, New York, New York 10048-0203. In the event that there is any difference between the terms of this Debenture and the Indenture, the terms of the Indenture will control.

             ASSIGNMENT FORM                        CONVERSION NOTICE

To assign this Security, fill in the   To convert this Security into Common form
below:                                 Stock of the Company, check the box: [ ]

I or we assign and transfer this       To convert only part of this Security,
Security to                            state the amount:

(Insert assignee's Soc. Sec. or Tax
I.D. No.)

                                                   $_______________


                                      If you want the stock certificate made out
------------------------------------  in another person's name, fill in the form below:
------------------------------------

------------------------------------  (Insert assignee's soc. sec. or tax i.d.
(Print or type assignee's name,       no.)
address and zip code)

and irrevocably appoint ___________

________________  agent to transfer
this Security on the books of the
Company. This agent may substitute    _______________________________________
another to act for him.               (Print or type assignee's name, address
                                      and zip code)


                    ---------------------------------------


Date:                           Your Signature
       --------------------                   ---------------------------------

(Sign your name exactly as it appears on the other side of this Security)